EXECUTION COPY


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                            STOCK PURCHASE AGREEMENT


                                      AMONG


                            PLAYCORE HOLDINGS, INC.,

                           JASDREW ACQUISITION CORP.,

                                 PLAYCORE, INC.,


                                       AND


                         THE STOCKHOLDERS LISTED HEREIN




                           dated as of April 13, 2000


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
                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
1.   Definitions..............................................................1
2.   Purchase of Purchase Shares and Securities...............................2
     2.1   Purchase of Purchase Shares........................................2
     2.2   Purchase of Securities.............................................3
     2.3   Purchase Price and Securities Purchase Price.......................3
     2.4   Purchase Closing...................................................3
     2.5   Payment of Purchase Price and Securities
           Purchase Price.....................................................3
     2.6   Conversion of Securities...........................................4

3.   Other Covenants, Representations and Warranties of
     Stockholders.............................................................4
     3.1   Ownership of Securities............................................4
     3.2   Power; Binding Agreement...........................................4
     3.3   No Conflicts.......................................................5
     3.4   No Encumbrances....................................................5
     3.5   No Solicitation....................................................5
     3.6   Restriction on Transfer, Proxies and
           Non-Interference...................................................6
     3.7   Waiver of Appraisal Rights.........................................6
     3.8   Reliance by Acquisition Company....................................6
     3.9   Further Assurances.................................................6
     3.10  No Finder's Fees...................................................6

4.   Parent and Acquisition Company Representations,
     Warranties and Covenants.................................................7

5.   Provisions Concerning Company Common Stock...............................7

6.   Conduct as to Subject Securities.........................................8
     6.1   Permission to Disclose.............................................8
     6.2   Stop Transfer; Changes in Shares...................................8

7.   Conduct as a Director....................................................8

8.   Miscellaneous............................................................8
     8.1   Entire Agreement...................................................8

                                      (i)

     8.2   Certain Events.....................................................8
     8.3   Assignment.........................................................9
     8.4   Amendments, Waivers, Etc...........................................9
     8.5   Notices............................................................9
     8.6   Severability......................................................11
     8.7   Specific Performance..............................................11
     8.8   Remedies Cumulative...............................................11
     8.9   No Waiver.........................................................11
     8.10  No Third Party Beneficiaries......................................12
     8.11  Governing Law.....................................................12
     8.12  Jurisdiction......................................................12
     8.13  Descriptive Headings..............................................12
     8.14  Counterparts; Effectiveness.......................................12
     8.15  Termination.......................................................12
     8.17  Irrevocable Proxy.................................................12


                                    EXHIBITS
                                    --------

Exhibit A - Form of Irrevocable Proxy


                                    SCHEDULES
                                    ---------

Schedule 1 - List of Stockholders and Securities Ownership


                                      (ii)

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT dated April 13, 2000, among PlayCore Holdings, Inc., a Delaware corporation ("Parent"), Jasdrew Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Company"), PlayCore, Inc., a Delaware corporation (the "Company"), and the other parties signatory hereto (individually a "Stockholder" and collectively, the "Stockholders").

                                   WITNESSETH:

     WHEREAS, concurrently herewith, Parent, Acquisition Company and the Company, are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Acquisition Company will be merged with and into the Company (the "Merger"); and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the parties hereto have required that they agree, and such parties have agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. For purposes of this Agreement:

          1.1. "Acquisition Company" shall have the meaning set forth in the recitals hereto.

          1.2. "Company" shall have the meaning set forth in the recitals hereto.

          1.3. "Company Common Stock" shall mean at any time the Common Stock, $.01 par value, of the Company.

          1.4.  "Existing  Shares" shall mean, with respect to any  Stockholder,
the  number  of  shares  of  Company   Common  Stock  set  forth  opposite  such
Stockholder's name on Schedule 1 hereto.

          1.5. "Merger" shall have the meaning set forth in the recitals hereto.

          1.6. "Merger Agreement" shall have the meaning set forth in the recitals hereto.

          1.7. "Notice" shall have the meaning set forth in Section 2.4 hereto.

          1.8. "Parent" shall have the meaning set forth in the recitals hereto.

          1.9. "Proxy" shall have the meaning set forth in Section 8.16 hereto.

          1.10.  "Purchase  Closing" shall have the meaning set forth in Section
2.4 hereto.

          1.11. "Purchase Price" shall have the meaning set forth in Section 2.3 hereto.

          1.12.  "Purchase  Price Per Share" shall have the meaning set forth in
Section 2.3 hereto.

          1.13.  "Purchase  Securities"  shall  have the  meaning  set  forth in
Section 2.2 hereto.

          1.14. "Purchase Shares" shall mean, with respect to any Stockholder, the Existing Shares and any Shares acquired by such Stockholder after the date hereof.

          1.15. "Securities" shall mean securities of the Company other than Company Common Stock.

          1.16.  "Securities Purchase Price" shall have the meaning set forth in
Section 2.3 hereto.

          1.17. "Shares" shall mean shares of Company Common Stock.

          1.18. "Stockholder" shall have the meaning set forth in the recitals hereto.

          1.19. "Subject Securities" shall mean the Purchase Shares and the Securities.

          1.20.  "Termination  Date" shall have the meaning set forth in Section
8.15 hereto.

          1.21. Capitalized Terms. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

     2.   Purchase of Purchase Shares and Securities.

          2.1 Purchase of Purchase Shares. Subject to the terms and provisions of this Agreement, at the Purchase Closing, Acquisition Company agrees to and shall purchase from each Stockholder and each Stockholder agrees to and shall sell to Acquisition Company all of such Stockholder's right, title and interest in and to the Purchase Shares for the consideration specified below in Section 2.3.

          2.2 Purchase of Securities. Subject to the terms and provisions of this Agreement, at the Purchase Closing, Acquisition Company agrees to and shall purchase from each Stockholder and each Stockholder agrees to and shall sell to Acquisition Company all of such Stockholder's right, title and interest in and to all outstanding Securities owned by such Stockholder (the "Purchase Securities") for the consideration specified below in Section 2.3.

          2.3  Purchase   Price  and   Securities   Purchase   Price.   In  full
consideration for the Purchase Shares, Acquisition Company shall pay each Stockholder a cash purchase price per share of Company Common Stock equal to the highest cash price paid by Acquisition Company or the Company pursuant to the Offer, the Merger or otherwise (other than pursuant to Section 3.2 of the Merger Agreement and other than in the settlement or other resolution of litigation) (the "Purchase Price Per Share", and as an aggregate, the "Purchase Price"). In full consideration for the Purchase Securities, Acquisition Company shall pay to each Stockholder a cash purchase price equal to the Purchase Price Per Share for each share of Company Common Stock such Stockholder would have received had such Stockholder exercised or converted such Purchase Securities into Company Common Stock, net of any cost of such exercise or conversion (the "Securities Purchase Price").

          2.4 Purchase Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchase Shares and the Purchase Securities provided for herein (the "Purchase Closing") will occur on the first business day after the Acceptance Date, or on such other date as Acquisition Company and the Stockholders may mutually determine. Acquisition Company shall send a written notice (the "Notice") to the Stockholders identifying the place for the Purchase Closing not less than two business days prior to the Purchase Closing.

          2.5 Payment of Purchase Price and Securities Purchase Price. The payment of the Purchase Price and the aggregate Securities Purchase Price shall be made by Acquisition Company by wire transfer in immediately available funds on the date of the Purchase Closing, and each Stockholder's portion of the Purchase Price and the aggregate Securities Purchase Price shall be directed to the account of such Stockholder specified on Schedule 1 hereto; provided, however, that, in the event the Purchase Price Per Share is increased after the Purchase Closing pursuant to Section 2.3, the aggregate amount of such increase per Share shall be paid to each Stockholder in immediately available funds at the earliest of (a) within one business day after the Effective Time or (b) the date of any earlier payment of such increased Purchase Price Per Share.

          2.6 Conversion of Securities. The Company shall permit exercises and conversions of the Purchase Securities and shall cause shares of Company Common Stock to be issued to

Acquisition Company if Acquisition Company purchases the Purchase Securities immediately upon any such exercise or conversion.

     3. Other Covenants, Representations and Warranties of Stockholders. Each Stockholder hereby represents, warrants and covenants, severally and not jointly, to Parent with respect to such Stockholder as follows:

          3.1 Ownership of Securities. Stockholder is the record and beneficial owner of the number of Subject Securities set forth opposite such Stockholder's name on Schedule 1 hereto. On the date hereof, the Subject Securities set forth opposite such Stockholder's name on Schedule 1 hereto constitute all of the Subject Securities and Shares owned of record by such Stockholder. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement and the Proxy (as defined below), sole power of disposition, sole power of exercise and conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement and Proxy, in each case with respect to all of the Subject Securities set forth opposite Stockholder's name on Schedule 1 hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement and the Proxy.

          3.2 Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement and the Proxy. The execution, delivery and performance of this Agreement and the Proxy have been duly authorized by such Stockholder and do not and will not violate any other agreement to which Stockholder is a party or by which any of such Stockholder's Subject Securities are bound, including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement and the Proxy have been duly and validly executed and delivered by Stockholder and constitute valid and binding agreements of such Stockholder, enforceable against such Stockholder in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement, the Proxy or the consummation by the Stockholder of the transactions contemplated hereby and thereby.

          3.3 No Conflicts. Except for filings under the HSR Act, the Exchange Act and any applicable state antitrust laws, (a) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person is necessary for the execution of this Agreement and the Proxy by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and thereby and (b) none of the execution and delivery of this Agreement and the Proxy by Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and thereby or compliance by Stockholder with any of the provisions hereof or thereof shall (i) conflict with or result in any breach of any applicable organizational documents of Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or
(iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

          3.4 No Encumbrances. Except pursuant to this Agreement and the Proxy, Stockholder's Subject Securities and the certificates representing such Subject Securities are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, and will be transferred to Acquisition Company or the Company (as the case may be) at the Purchase Closing, free and clear of all claims, options, third party rights, Liens, hypothecations, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          3.5 No Solicitation. Until the earlier of the Effective Time or the Termination Date, Stockholder shall not, in its capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquires or the making of any proposal by any person or entity, or enter into any negotiations, agreements or understandings with any Person (other than Parent, Acquisition Company or a Person designated by Parent) with respect to the Company that constitutes an Acquisition Proposal. If Stockholder receives any such inquiry or proposal in its capacity as a Stockholder, then Stockholder shall promptly inform Parent of the existence thereof, specifying therein the details thereof and the name of the Person making such inquiry or proposal.

          3.6 Restriction on Transfer, Proxies and Non-Interference. Beginning on the date hereof and ending on the earlier of the Effective Time or the Termination Date, except as required to comply with the provisions of this Agreement or the Proxy, the Stockholder shall not: (a) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract or option with respect to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Subject Securities or any interest therein; (b) grant any proxies or powers of attorney, deposit any Subject Securities into a voting trust or enter into a voting agreement with respect to any Subject Securities; (c) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement or the Proxy; or (d) acquire any Company Common Stock (other than acquisition upon exercise or conversion of Securities).

          3.7 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have with respect to any Purchase Shares.

          3.8 Reliance by Parent. Each Stockholder understands and acknowledges that Parent is entering into, and causing Acquisition Company to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement and the Proxy.

          3.9 Further Assurances. From time to time and until the Termination Date, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Proxy.

          3.10 No Finder's Fees. Other than existing financial advisory and investment banking arrangements and agreements entered into by the Company, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

          4. Parent and Acquisition Company Representations, Warranties and Covenants. Parent and Acquisition Company hereby represent and warrant to each Stockholder as to the matters set forth in Article V of the Merger Agreement, as if such representations and warranties had been set forth in their entirety herein and addressed to each Stockholder.

          5. Provisions Concerning Company Common Stock. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or the Termination Date, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) the Purchase Shares including any Shares acquired by such Stockholder after the date hereof: (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (b) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement (before giving effect to any materiality or similar qualifications contained therein); and (c) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the
Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) declaration of any dividend or issuance of any securities of the Company (other than upon exercise or conversion of Securities outstanding prior to the date hereof) or any of its Subsidiaries, (iii) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (iv) (A) any change in a majority of the persons who constitute the board of directors of the Company; (B) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (C) any other material change in the Company's corporate structure or business; or (D) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by, or which would result in a breach of, this Agreement and the Merger Agreement. Each Stockholder agrees that it shall not enter into any agreement with any Person prior to the Termination Date the effect of which would be to violate the provisions and agreements contained in this Section 5.

     6.   Conduct as to Subject Securities.

          6.1 Permission to Disclose. Each Stockholder hereby agrees to permit Parent and Acquisition Company to publish and disclose in any documents filed with any Governmental or Regulatory Authority in connection with the Merger, including the Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of Company Common Stock and Securities and the nature of its commitments, arrangements and understandings under this Agreement.

          6.2 Stop Transfer; Changes in Shares. Each Stockholder agrees with, and covenants to, Parent that beginning on the date hereof until the Termination Date, such Stockholder shall not request that the Company, and the Company hereby agrees with, and covenants to, Parent that beginning on the date hereof and ending on the Termination Date it will not, register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Subject Securities, unless such transfer is made in compliance with this Agreement. In the event of a dividend or distribution, or any change in the Company Common Stock by reason of any dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and the Purchase Price Per Share shall be appropriately adjusted.

     7. Conduct as a Director. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any of the Stockholders' designees serving on the Company's Board of Directors from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of the Company; provided, that, such action shall not in any manner affect Stockholders' obligations under this Agreement or the Proxy.

     8. Miscellaneous.

          8.1 Entire Agreement. This Agreement, the Proxy and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among any of the parties with respect to the subject matter hereof.

          8.2 Certain Events. Each Stockholder agrees that this Agreement and the Proxy and the obligations hereunder and thereunder shall attach to such Stockholder's Subject Securities and shall be binding upon any person or entity to which legal or beneficial ownership of such Securities shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Subject Securities, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

          8.3 Assignment. This Agreement shall not be assigned without the prior written consent of the other parties hereto and no rights, or any direct or indirect interest herein, shall be transferable hereunder without the prior written consent of the other parties hereto; provided, that, Acquisition Company may assign or transfer its rights hereunder to any other Person that is an Affiliate of Parent, which assignment shall not relieve Parent of any of its respective obligations hereunder.

          8.4 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the parties to this Agreement.

          8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier services, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Stockholders:   At the addresses set forth on Schedule 1 hereto
                                                         ----------

     with a copy to:       Latham & Watkins
                           233 South Wacker Drive
                           Suite 5800
                           Chicago, Illinois 60606
                           Attention:  Mark D. Gerstein
                           Telephone:  (312) 876-7700
                           Telecopy:   (312) 993-9767

     If to Parent or Acquisition Company:

                           Chartwell Investments II LLC
                           717 Fifth Avenue
                           23rd Floor
                           New York, New York 10022
                           Attention:  Michael S. Shein
                           Telephone:  (212) 521-5500
                           Telecopy:   (212) 521-5533

     with a copy to:       Akin, Gump, Strauss, Hauer
                             & Feld, L.L.P.
                           1333 New Hampshire Avenue, N.W.
                           Suite 400
                           Washington, D.C. 20036
                           Attention:  Russell W. Parks, Jr.
                           Telephone:  (202) 887-4092
                           Telecopy:   (202) 887-4288

     If to the Company:    PlayCore, Inc.
                           Riverfront Center, Suite 204
                           15 West Milwaukee Street
                           Janesville, Wisconsin  53545
                           Attention:
                           Telephone:  (608) 741-7183
                           Telecopy:   (608) 741-7191
     with a copy to:       Foley & Lardner
                           Firstar Center
                           777 East Wisconsin Avenue
                           Milwaukee, WI  53202-5367
                           Attention:  Benjamin F. Garmer, III
                           Telephone:  (414) 297-5675
                           Telecopy:  (414) 297-4900

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          8.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement and the Proxy will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement or the Proxy is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and the Proxy will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          8.7 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement or the Proxy will cause the other parties to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

          8.8 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or the Proxy or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          8.9 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or the Proxy or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder or thereunder, and any custom or practice of the parties at variance with the terms hereof or thereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          8.10 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          8.11 Governing Law. This Agreement and the Proxy shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          8.12 Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware located in the City of Wilmington in any action, suit or proceeding arising in connection with this Agreement or the Proxy, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 8.12 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes.

          8.13 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          8.14 Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. Notwithstanding the foregoing, this Agreement shall not be effective as to any Stockholder until executed by all parties hereto.

          8.15 Termination. This Agreement will automatically terminate upon the termination of the Merger Agreement for any reason (the date of such termination being referred to herein as the "Termination Date").

          8.16 Irrevocable Proxy. Each Stockholder acknowledges that, concurrently with the execution of this Agreement, it has executed and delivered to Acquisition Company an Irrevocable Proxy, the form of which is attached hereto as Exhibit A hereto (the "Proxy").

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"PARENT"                                 PLAYCORE HOLDINGS, INC.


                                         By: /s/
                                            -----------------------------------
                                         Name:________________________________
                                         Title:_______________________________


"ACQUISITION COMPANY"                    JASDREW ACQUISITION CORP.


                                         By: /s/
                                            -----------------------------------
                                         Name:________________________________
                                         Title:_______________________________


"COMPANY"                                PLAYCORE, INC.


                                         By: /s/
                                            -----------------------------------
                                         Name:________________________________
                                         Title:_______________________________


"STOCKHOLDER"                            GREENGRASS HOLDINGS



                                         By: /s/
                                            -----------------------------------
                                         Name:________________________________
                                         Title:_______________________________

                                  SCHEDULE 1 TO

                            STOCK PURCHASE AGREEMENT
                            ------------------------

--------------------------------------------------------------------------------
                                        Number of Warrants
                                       (and Shares into which
Name, Address and Bank   Number of        such Warrants are          Amount of
Account of Stockholder  Shares Owned       exercisable)             Debentures
--------------------------------------------------------------------------------
GreenGrass Holdings       5,345,905     1 Warrant to purchase     $7,257,912.86
                                         50,000 Shares             convertible
                                                                   into
                                                                   1,376,568
                                                                   Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                  Schedule 1-1

                                    EXHIBIT A

                           to Stock Purchase Agreement

                                IRREVOCABLE PROXY


     The undersigned stockholder of PlayCore, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Jasdrew Acquisition Corp., a Delaware corporation (the "Acquisition Company"), the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company owned beneficially or of record by the undersigned, which shares are listed on the final page of this Proxy, and any and all other shares or securities of the Company issued or issuable with respect thereof or otherwise acquired by stockholder on or after the date hereof, until the Termination Date (as defined in the Stock Purchase Agreement referred to below), in all instances (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the Termination Date. This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Stock Purchase Agreement, dated as of April 13, 2000, among the Company, Parent, Acquisition Company and the Stockholders party thereto, including the undersigned stockholder (the "Stock Purchase Agreement", capitalized terms not otherwise defined herein being used herein as therein defined), and is granted in consideration of the Company entering into the Merger Agreement referred to therein.

     The attorney and proxy named above will be empowered at any time prior to the Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such a meeting, or otherwise: (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and the Stock Purchase Agreement and each of the other actions contemplated by the Merger Agreement and the Stock Purchase Agreement and any actions required in furtherance thereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or the Stock Purchase Agreement (before giving effect to any materiality or similar qualifications contained therein); and (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (B) declaration of any dividend or issuance of any equity securities of the Company (other than upon exercise or conversion of Securities outstanding prior to the date hereof) or any of its Subsidiaries; (C) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (D) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by, or which would result in a breach of, this Agreement and the Merger Agreement.

     The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned shareholder may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable, but shall automatically terminate and be revoked and be of no further force and effect upon termination of the Stock Purchase Agreement on the Termination Date.



Dated:  April ____, 2000                 STOCKHOLDER



                                         By:__________________________________
                                         Name:________________________________
                                         Title:_______________________________

Shares Owned: ______________